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                                                               Exhibit 10.47

THIS AGREEMENT OF SEVERANCE ("Agreement") is effective as of the 18th day of February, 1996, by and between Kenneth W. Schneider ("Employee") and First Pacific Networks, Inc. (the "Company").

IT IS AGREED THAT:

A. In the event the Company terminates Employee's employment without "cause", Employee will be entitled to receive Employee's salary and benefits for a six (6) month period, beginning on the date of termination, in monthly installments.

B. If at the end of such six (6) month period Employee has not secured new permanent employment or equivalent consultancy, Employee shall be entitled to receive, in monthly installments, Employee's salary and benefits for an additional period of up to six (6) months. For purposes of this Agreement, securing new permanent employment has occurred if Employee has accepted a position as an employee or consultant for an amount of income equal to Employee's present salary with the Company. For purposes of this Section B, the payments to Employee shall cease upon securing the herein employment or consultancy.

C. In the event the Company terminates Employee's employment for "cause", the Employee shall be entitled to no severance or other benefits.

D.   For purposes of Sections A and C above, "cause" shall mean:

     1.   the conviction of a felony;

     2. a willful act by Employee which constitutes gross misconduct and which is injurious to the Company; or

     3. the improper disclosure of the Company's confidential or proprietary information.

E. Both Employee and the Company acknowledge that Employee's employment is "at will", as that term is defined under applicable law.

F. Employee agrees to abide by the terms and conditions of the Company's standard employee Confidential Information and Inventions Agreement which was executed by Employee upon Employee's employment with the Company.

G. Both Employee and the Company acknowledge that this Agreement supersedes Employye's employment agreement with the Company dated March 14, 1994 and said employment agreement is therefore rescinded and of no force and effect.

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                                                             Exhibit 10.47

IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Company, by its duly authorized officer, as of the date first written above.

THE COMPANY:                    THE EMPLOYEE:

FIRST PACIFIC NETWORKS, INC.       KENNETH W. SCHNEIDER


By:    /s/ M. Peter Thomas              By:    /s/ Kenneth W. Schneider
       -------------------                     ------------------------
         M. Peter Thomas


Its: President and Chief Executive Officer
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